EXHIBIT 10.14

HANESBRANDS INC.
EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective as of October 13, 2014)

CERTIFICATE

The undersigned, as a duly authorized representative of the Hanesbrands Inc. Employee Benefits Administrative Committee, hereby adopts the Hanesbrands Inc. Employee Stock Purchase Plan, as amended and restated effective as of October 13, 2014.

Dated this 10th day of December, 2014.

HANESBRANDS INC. EMPLOYEE BENEFITS ADMINISTRATIVE COMMITTEE

By: ______________________
Administrative Committee Member

HANESBRANDS INC.
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated as of October 13, 2014)

1. **Purpose.** The Hanesbrands Inc. Employee Stock Purchase Plan (As Amended and Restated as of October 13, 2014) (the "*Plan*") provides eligible employees of Hanesbrands Inc. (the "*Company*"), and its *Subsidiaries* an opportunity to purchase common stock of the *Company* through payroll deductions on an after-tax basis. The *Plan* is intended to qualify for favorable tax treatment under section 423 of the Internal Revenue Code of 1986, as amended (the "*Code*").

2. **Definitions.** Where the context of the *Plan* permits, words in the masculine gender shall include the feminine gender, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a) *Administrator* means the shareholder services division of the *Company* or such independent third party administrator as the *Company* may engage to administer the Plan.

(b) *Authorization Form* means a payroll deduction form which authorizes payroll deductions from a *Participant's Basic Pay* and evidences the *Participant's* membership in the *Plan.* An *Authorization Form* may be completed in such written, electronic or telephonic form as the *Committee* in its discretion shall determine.

(c) *Basic Pay* means, in relation to a *Participant* for a payroll period, the *Participant's* regular compensation earned during such payroll period, before any deductions or withholding, but excluding overtime, bonuses, amounts paid as reimbursement of expenses (including those paid as part of commissions) and any other additional compensation.

(d) *Board* means the Board of Directors of the *Company.*

(e) *Committee* means the Compensation Committee of the *Board.*

(f) *Company* means Hanesbrands Inc., a Maryland corporation, or any successor thereto.

(g) *Country Program* means detailed rules specific to a country or group of countries as set forth in a supplement to the *Plan*. The terms and provisions of each

supplement to the *Plan* that outline the rules for a *Country Program* are a part of the *Plan* and supersede the provisions of the *Plan* to the extent necessary to eliminate inconsistencies between the *Plan* and the supplement.

(h) *Eligible Employee* is defined in section 4 below.

(i) *Exchange Act* means the Securities Exchange Act of 1934, as amended.

(j) *Exercise Date* with respect to any *Offering Period* means the *Grant Date* of the immediately following *Offering Period.*

(k) *Exercise Price* with respect to any *Offering Period* means, subject to the terms and conditions of each *Country Program* and unless a greater amount is established by the *Committee* prior to the *Offering Period*, 85% of the *Fair Market Value* of *Shares* on the *Offering Period's Exercise Date*.

(l) *Fair Market Value* of a *Share* on any date shall be the closing price of the *Company's* Stock as reported on the New York Stock Exchange - Composite Transactions Tape ("*Composite Tape*") for such date.

(m) *Grant Date* means the first Monday of each *Offering Period* on which sales of the *Company's Shares* are reported on the *Composite Tape* or if no *Shares* are sold on that Monday, then on the next succeeding day on which there is a sale.

(n) *Offering Period* means a three-month period beginning on the first Monday of each February, May, August, and November, respectively, (or such alternative four months in a cycle of three-month intervals as the *Committee* may establish in its discretion), and ending on the last business day before the first Monday of the succeeding three-month period. If no *Shares* are sold on what would otherwise be the first Monday of an *Offering Period*, then that *Offering Period* shall commence on the next succeeding day on which there is a sale, and the immediately preceding *Offering Period* shall end on the last business day before the date on which there is a sale.

(o) *Participant* means an *Eligible Employee* who has completed an *Authorization Form* and continues to make contributions to the *Plan*, or who no longer contributes to the *Plan* but has contributions remaining in the *Plan* pending purchase or refund.

(p) *Participating Subsidiaries* means corporations, 50% or more of each class of the outstanding voting stock or voting power of which is beneficially owned, directly or indirectly, by the *Company*, which are authorized by the *Company* to participate in the *Plan* and which have agreed to participate.

(q) *Plan* means the Hanesbrands Inc. Employee Stock Purchase Plan (As Amended and Restated Effective as of October 13, 2014), as amended from time to time.

The *Plan* was originally known as the Hanesbrands Inc. Employee Stock Purchase Plan of 2006, and was first effective June 27, 2006.

(r) *Plan Account* means a payroll deduction account maintained by the *Committee* for each *Participant* to which shall be credited all payroll deductions and from which shall be deducted amounts charged for the purchase of whole and fractional *Shares* hereunder and withdrawals.

(s) *Shares* mean shares of Hanesbrands Inc. common stock, par value $.01 per share.

3. **Shares Subject to the Plan.** There is hereby reserved for issuance under the *Plan* an aggregate of 2,442,000 *Shares*. Available *Shares* shall be from such authorized but unissued *Shares* or from *Shares* reacquired from time to time.

4. **Eligible Employees.** Each employee of the *Company* or a *Participating Subsidiary* shall be eligible to participate in the *Plan*, except the following:

(a) For *Offering Periods* beginning before February 2, 2015, an employee whose customary employment is 20 hours or less per week,

(b) An employee who, immediately after any *Grant Date*, own 5% or more of the total combined voting power or value of all classes of stock of the *Company* or any related company, and

(c) Any individual who is not an employee (as determined pursuant to applicable regulations under sections 421 and 423 of the Code) of the *Company* or a *Participating Subsidiary.*

5. **Participation in the Plan.** An *Eligible Employee* may participate voluntarily, by completing and submitting an *Authorization Form* at designated times, according to the applicable *Country Program* procedures. Such *Authorization Form* may authorize payroll deductions from the employee's *Basic Pay*, or some other means of contributions received from employees (defined according to local procedures). An employee may actively participate in only one *Country Program* at a time.

6. **Purchase Price.** The purchase price of the *Shares* shall be determined in accordance with the terms of each *Country Program*. Unless otherwise defined in the *Country Program.* the purchase price shall be the *Exercise Price* as defined herein.

7. **Number of Shares Purchasable.** A *Participant's* right to purchase whole and fractional *Shares* under the Plan shall be subject to the limits described below.

(a) No *Participant* shall have the right in any calendar year to acquire whole and fractional *Shares* under the *Plan* at a rate that exceeds $25,000 in *Fair Market Value* (determined as of the *Grant Date*).

(b) The maximum number of whole and fractional *Shares* available for purchase by a *Participant* at the end of any *Offering Period* shall be equal to $25,000 divided by the *Fair Market Value* of a *Share* on the first day of that Offering *Period.*

These limits shall be monitored by the *Committee* or its delegate(s).

8. **Plan Accounts/Shares Acquired.** *Participating Subsidiaries* shall maintain *Plan Accounts* for *Participants*, where applicable.. *Share* ownership shall be kept electronically in the *Participant's* name, and no stock certificates with respect to any such *Shares* shall be issued. As deemed appropriate by the *Committee* acting in its discretion, and consistent with the terms of the *Country Programs*, *Participants* shall receive periodic statements detailing their *Plan Account* balances.

9. **Changes in Participation.** Subject to rules set forth in each *Country Program* (and consistent with otherwise applicable *Plan* limitations), a *Participant* may change the amount of his or her payroll deduction or contributions pursuant to administrative rules established by the *Committee*.

10. **Termination of Participation.** Subject to rules set forth in each *Country Program*, a *Participant*, at any time and for any reason, may voluntarily terminate participation in the *Plan* by notification of withdrawal delivered to the appropriate office pursuant to administrative rules established by the *Committee*. A *Participant's* participation in the *Plan* shall be involuntarily terminated by his/her employer upon termination of employment for any reason, or upon the *Participant* no longer being eligible for participation. In the event of a *Participant's* voluntary or involuntary termination of participation in the *Plan*, no payroll deduction shall be taken from any pay due thereafter; and at the election of such *Participant* or *Participant's* estate,

as the case may be, the balance in the *Participant's Plan Account* shall be paid either to the *Participant* or the *Participant's* estate, or shall be retained to purchase whole and fractional *Shares* in accordance with normal procedures. Except as provided above, a *Participant* may not withdraw any credit balance in the *Participant's Plan Account*, in whole or in part.

11. **Rights as a Stockholder.** Except as provided in section 12, none of the rights or privileges of a stockholder of the *Company* shall exist with respect to *Shares* purchased under the *Plan* unless and until a statement representing such *Shares* shall have been issued to the *Participant*. A *Participant* shall not be permitted to vote a fractional *Share* purchased through the *Plan*.

12. **Dividends.** Cash dividends on whole and fractional *Shares* acquired under the *Plan* will accrue to *Participants* in the same manner as for other shareholders. *Participants* shall be invited to enroll in the *Company's* automatic dividend reinvestment plan (unless such enrollment is automatic pursuant to the applicable *Country Program*). No discount shall be available with respect to shares of the *Company's* common stock purchased through the *Company's* dividend reinvestment plan.

13. **Rights Not Transferable.** Rights under the *Plan* are not transferable by a *Participant* other than by will or the laws of descent, and are exercisable during the *Participant's* lifetime only by the *Participant*.

14. **Application of Funds.** All funds received or held by the *Company* under the *Plan* may be used for any corporate purposes.

15. **Adjustments in Case of Changes Affecting Shares.** In the event of a subdivision of outstanding *Shares*, or the payment of a stock dividend, the number of *Shares* authorized for issuance under the *Plan* shall be increased proportionately, and such equitable adjustments shall be made by the *Committee*. In the event of any other change affecting the *Company's* common stock, such equitable adjustment shall be made by the *Committee* to give proper effect to such event, subject to shareholder approval to the extent required by Treasury regulations issued under Section 423 of the Code.

16. **Administration of Plans.** The *Plan* and the detailed *Country Programs* shall be administered by the *Committee*. The *Committee* shall have authority to make rules and regulations for the administration of the *Country Programs* including when and how purchases shall be made, and its interpretations and decisions with regard thereto shall be final and conclusive. The *Committee* shall have authority to delegate its ministerial tasks hereunder to the *Company's* Human Resources and Shareholder Accounting Departments and the Human Resources Departments of *Participating Subsidiaries* which employ *Participants*.

17. **Amendments to Plans.** The *Board* or any person or persons authorized by the *Board*, at any time, or from time to time, may amend, suspend, or terminate the *Plan* or any of the *Country Programs*, provided, however, that except to conform the *Plan* or any *Country Program* to the requirements of local legislation, no amendment shall be made withdrawing the administration of the *Plan* or *Country Programs* from the *Committee*, or permitting any rights under the *Plan* to be granted to any employee who is a member of the *Committee* administering the *Plan*.

18. **Termination.** The *Plan* shall terminate upon the earlier of the date it is terminated by the *Board* and the date that no more *Shares* remain to be acquired under the *Plan*. Upon the termination of the *Plan*, all remaining credit balances from authorized payroll deductions in *Participants' Plan Accounts* shall be returned to such *Participants*.

19. **Governmental Regulations.** The *Company's* obligation to sell and deliver *Shares* under the *Plan* is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

20. **Stockholder Approval.** This *Plan* was first effective as of June 27, 2006, as approved by Sara Lee Corporation as the sole shareholder of the *Company*.

SUPPLEMENT A
TO
HANESBRANDS INC.
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective as of October 13, 2014)

US PROGRAM

1. **Purpose.** The purpose of this Supplement A to the Hanesbrands Inc. Employee Stock Purchase Plan (As Amended and Restated Effective as of October 13, 2014) is to modify and further specify the terms and conditions of the *Plan* as applied to employees in the United States (*the* "*US Program*"). The *US Program* is intended to qualify as an employee stock purchase plan under section 423 of the Code. Any defined term not defined in this Supplement A shall be defined pursuant to the *Plan*.

2. **Contributions**. An *Eligible Employee* may participate in the *US Program* at any time by completing and filing with the *Administrator* an *Authorization Form*. The *Committee*, in its discretion, may establish a minimum or maximum contribution amount. A *Participant's* deductions will commence as soon as administratively possible during the next succeeding *Offering Period* after the *Participant's Authorization Form* is filed with the *Administrator* and recorded. The deductions shall continue until the *Participant* terminates participation in the *US Program* or until the *US Program* is terminated. Subject to the aforementioned minimum and maximum contribution amounts, a *Participant* may change the amount of his or her payroll deduction at any time by filing a new *Authorization Form* with the *Administrator*. The election made on the most recent *Authorization Form* filed with the *Administrator* at the end of each *Offering Period* will be the payroll deduction election recorded and applied during the next succeeding (or designated future) *Offering Period* after the *Participant's Authorization Form* is received and recorded by the *Administrator*. Payroll deductions will be held in the *Company's* or *Participating Subsidiary's* general accounts until after the end of the *Offering Period* at which time they will be applied solely for the purchase of *Shares* under the *US Program. Participants* will receive periodic statements of their *Plan Account* balances.

3. **Share Purchases.** On each *Exercise Date*, each *Participant's Plan Account* shall be charged for the number of whole and fractional *Shares* to be purchased on that date. The

number of whole and fractional *Shares* to be purchased on an *Exercise Date* shall be determined by dividing the balance of the *Participant's Plan Account* (including any balance in the *Participant's Plan Account* after the immediately prior *Exercise Date*) by the *Exercise Price*. The *Participant* shall receive as many whole and fractional *Shares* as may be purchased with the funds accumulated in the *Participant's Plan Account* as of the *Exercise Date,* subject to such administrative rules and procedures as may be established by the *Committee* in its discretion; provided that, if the funds accumulated in the *Participant's Plan Account* as of the *Exercise Date* are insufficient to purchase at least one whole *Share,* then no fractional *Share* shall be purchase and the following rules shall apply:

(a) If the *Participant* is enrolled in the next *Offering Period*, then the balance in the *Participant's Plan Account* shall be carried forward and applied to purchase *Shares* at the end of the next *Offering Period*, subject to all applicable *Plan* provisions.

(b) If the *Participant* is not enrolled in the next *Offering Period*, then the balance in the *Participant's Plan Account* shall be refunded to the *Participant* as soon as administratively possible.

As soon as practicable after the *Exercise Date*, a statement shall be delivered to the *Participant* which shall include the number of whole and fractional *Shares* purchased on the *Exercise Date* and the aggregate number of whole and fractional *Shares* purchased on behalf of such *Participant* under the *US Program*. *Share* ownership shall be kept electronically in the name of the *Participant*.

4. **Ceasing Contributions/Rights of Participants Who Leave Service.** A *Participant* whose participation in the *US Program* has terminated (either upon the *Participant's* request or upon the *Participant's* termination of employment for any reason) may not rejoin the *US Program* until the third succeeding *Offering Period* following the date of such termination.

5. **Contracts of Employment and Other Employment Rights.** The *US Program* may be terminated at any time at the discretion of the *Company* and no compensation will be due

to a *Participant* as a result. Neither the value of the *Shares* nor the discount derived from the *Purchase Price* shall be added to a *Participant's* income for the purpose of calculating any employee benefits. No additional rights arise to a *Participant* as a result of participating in the *US Program* or the opportunity to participate. Participation in the *US Program* does not confer on any *Participant* any right to future employment. Participation in the *US Program* is at the discretion of *Eligible Employees.* No representation or warranty is given by the *Company* or *Participating Subsidiaries* as to the present or future benefit of participation in the *US Program.* If the *Company* or a *Participating Subsidiary* ceases participation in the *US Program* or the *Company* ceases operation of the *Plan*, employees will have no right or action against the *Participating Subsidiary*, the *Committee* or the *Company* for such termination.

6. **Administration.**

(a) The *Committee* (or its delegate(s)) will be responsible for:

(i) administering the *US Program* in unison with the *Administrator* and the *Company*;

(ii) informing *Participants* of the current market price of the *Shares* upon request;

(iii) informing *Participants* of the *Exercise Price* for each *Offering Period*;

(iv) informing *Eligible Employees* about the *US Program*, making deductions from *Basic Pay,* converting foreign currencies, and maintaining *Participants' Plan Accounts*; and

(v) obtaining information from the *Administrator* needed by the *Company* or *Participating Subsidiaries* in order to comply with any applicable reporting and withholding requirements.

(b) The *Administrator* will be responsible for:

(i) holding the *Shares* in trust in a book account;

(ii) maintaining all relevant records and issuing documents required for tax purposes by the *Company*, the *Participating Subsidiaries* and *Participants*;

(iii) providing quarterly statements and other documents as required to the *Participating Subsidiaries* for distribution to *Participants*; and

(iv) providing management information reports to the *Committee* and *Participating Subsidiaries*.

7. **Amendments to the US Program.** The *Company* may at any time or from time to time amend, suspend or terminate the *US Program.* No amendment may be made and no suspension or termination may take effect in respect of rights already accrued to a *Participant* as a holder of *Shares*. The *Company* may at any time or from time to time amend the *US Program* to comply with the requirements of legislation or any regulatory body in the United States.

8. **Governmental Regulation.** The *US Program* shall be suspended and become inoperative with respect to *Shares* not theretofore optioned under the *US Program* during any period in which no registration statement or amendment thereto under the Securities Act of 1933, as amended, is in effect with respect to the *Shares* so remaining to be purchased under the *US Program*.

DM_US 55766299-2 076961 0030